Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Bank of Marin Bancorp, a California corporation (the “Company”), does hereby constitute and appoint Russell A. Colombo and Tani Girton and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration of shares of the Company’s common stock, preferred stock, warrants, and units (collectively, the “Securities”):

A Registration Statement of the Company respecting the Securities on Form S-8, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 30th day of June, 2020.

/s/ BRIAN M. SOBEL	Chairman of the Board
BRIAN M. SOBEL

/s/ RUSSELL A. COLOMBO	President and Chief Executive Officer
RUSSELL A. COLOMBO

/S/ TANI GIRTON	Executive Vice President and Chief Financial Officer
TANI GIRTON

/S/ DAVID A. MERCK	Vice President and Financial Reporting Manager
DAVID A. MERCK

/S/ STEVEN I. BARLOW	Director
STEVEN I. BARLOW

/S/ JAMES C. HALE	Director
JAMES C. HALE

/s/ ROBERT HELLER	Director
ROBERT HELLER

/s/ NORMA J. HOWARD	Director
NORMA J. HOWARD

/S/ KEVIN R. KENNEDY	Director
KEVIN R. KENNEDY

/s/ WILLIAM H. MCDEVITT, JR.	Director
WILLIAM H. MCDEVITT, JR.

/S/ LESLIE MURPHY	Director
LESLIE MURPHY

/S/ JOEL SKLAR, MD	Director
JOEL SKLAR, MD